SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: NOVEMBER 18, 1999
                        ---------------------------------
                        (Date of Earliest Event Reported)


                        ONTRACK DATA INTERNATIONAL, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)


           MINNESOTA                  0-21375             41-1521650
           ---------                  -------             ----------
        (State or other             (Commission        (I.R.S. Employer
         jurisdiction               File Number)      Identification No.)
       of Incorporation)


                               9023 COLUMBINE ROAD
                             EDEN PRAIRIE, MN 55347
                             ----------------------
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (612) 937-1107

ITEM 5. OTHER EVENTS.

         On November 18, 1999, Ontrack Data International, Inc. ("Ontrack") entered into an Agreement and Plan of Reorganization (the "Agreement") with Legato Systems, Inc., a publicly held company headquartered in Palo Alto, California ("Legato"), and Legato's wholly-owned subsidiary Lasso Acquisition Corp.

         Pursuant to the Agreement, Ontrack will merge with and into Lasso Acquisition Corp. which will continue as a wholly-owned subsidiary under the name Ontrack Products Division, Inc. (the "Merger"). In connection with the Merger, each issued and outstanding share of Ontrack common stock will be converted into 0.1491 shares of Legato Common Stock and the right to receive $2.00 in cash. The closing of the Merger is subject to approval by Ontrack shareholders and the satisfaction of other closing conditions described in the Agreement. The Merger will be accounted for as a purchase.

         This description of the Agreement and the Merger is qualified in its entirety by reference to the full text of the Agreement which is attached hereto as an Exhibit.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

2 Agreement and Plan of Reorganization by and among Ontrack Data International, Inc., a Minnesota corporation, Legato Systems, Inc., a Delaware corporation, and Lasso Acquisition Corp., a Minnesota Corporation, dated as of November 18, 1999.

99 Press release of Legato, dated November 18, 1999 with respect to the Merger.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 ONTRACK DATA INTERNATIONAL, INC.



December 6, 1999                       By   /s/ Michael W. Rogers
                                          --------------------------------------
                                       Michael W. Rogers
                                       Chief Executive Officer